J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1995-C1

                                                                    EXHIBIT 99.1
                                                                     PAGE 1 OF 2

ITEM 12.    Security Ownership of Certain Beneficial Owners

As of December 31, 1998, the following persons were known to the Registrant to be the registered beneficial owners of more than 5% of the aggregate fractional undivided interest evidenced by each Class of the Certificates referenced below:

   TITLE              NAME AND ADDRESS               AMOUNT OF BENEFICIAL
  OF CLASS          OF BENEFICIAL HOLDERS       OWNERSHIP (ORIGINAL PRINCIPAL)      % CLASS
  --------          ---------------------       ------------------------------      -------
Class A1      Cede & Co.                                $84,195,000.00               100%
              55 Water Street
              New York, New York  10041

Class A1X     Cede & Co.                                $84,195,000.00               100%
              55 Water Street
              New York, New York  10041

Class A2      Cede & Co.                                $31,155,000.00               100%
              55 Water Street
              New York, New York  10041

Class A2X     Cede & Co.                                $31,155,000.00               1005
              55 Water Street
              New York, New York  10041

Class B       Cede & Co.                                $10,329,000.00               100%
              55 Water Street
              New York, New York  10041

Class C       Cede & Co.                                $12,051,000.00               100%
              55 Water Street
              New York, New York  10041

Class D       Cede & Co.                                 $6,886,000.00               100%
              55 Water Street
              New York, New York  10041

Class DX      Cede & Co.                                $29,266,000.00               100%
              55 Water Street
              New York, New York  10041

Class E       Cede & Co.                                 $7,747,000.00               100%
              55 Water Street
              New York, New York  10041

Class F       Cede & Co.                                 $7,747,000.00               100%
              55 Water Street
              New York, New York  10041

Class G       Cede & Co.                                 $5,508,800.00                80%
              55 Water Street
              New York, New York  10041

              LaSalle National Bank, Trustee             $1,377,200.00                20%
              Morgan Stanley Capital I Inc.
              135 S. LaSalle Street, Suite 1625
              Chicago, Illinois  60674

Class NR      Cede & Co.                                 $3,721,417.00                72%
              55 Water Street
              New York, New York  10041

              LaSalle National Bank, Trustee             $1,244,090.00                24%
              Morgan Stanley Capital I Inc.
              135 S. LaSalle Street, Suite 1625
              Chicago, Illinois  60674

Class RI      CMI Investors II, Limited Partnership           -0-                    100%
              2 Lincoln Center
              5420 LBJ Freeway, Suite 515
              Dallas, Texas  75240

Class RII     CMI Investors II, Limited Partnership           -0-                    100%
              2 Lincoln Center
              5420 LBJ Freeway, Suite 515
              Dallas, Texas  75240